Exhibit 99.1

NEWS RELEASE

Contact: Bruce Frymire

Director, Corporate Communications & Investor Relations

650.965.6042 bfrymire@cybersource.com

CyberSource Reports Record Quarter

$8.5 million revenue, 99.7 million transactions deliver $0.6 million profit

Raising guidance for remainder of year

MOUNTAIN VIEW, Calif. – April 15, 2004 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its first quarter ended March 31, 2004.

Total revenue for the first quarter was a record $8.5 million, exceeding prior guidance of $7.3 million. This compares to $6.4 million in total revenue for the same period last year, a 33% increase year-to-year. Transaction and support services revenue was $6.5 million for the first quarter of 2004 as compared to $5.1 million for the first quarter of 2003, representing an increase of 26%. Enterprise software revenue was $0.9 million for the first quarter, consistent with the first quarter last year. Professional services revenue was $1.1 million for the first quarter of 2004 as compared to $0.3 million for the same period last year, representing an increase of 292%.

The company’s strong revenue growth was the result of a significant increase in transaction volumes, combined with continued success in new customer acquisition.

Gross profit was $6.0 million in the first quarter as compared to $4.0 million in the first quarter of 2003. Gross margin was 71% in the first quarter of 2004, up from 62% in the same period last year. Net income for the first quarter of 2004 was $0.6 million or $0.02 per share as compared to a net loss of $2.1 million or ($0.06) per share for the same period last year.

“This was a very strong quarter for the company,” said Bill McKiernan, CyberSource chairman and CEO. “Our revenue was up 33% over last year, our margins were up 15% over last year, and our net income was up 130%. These results demonstrate the power of our business model. Because of our high gross margin and fixed-cost business model, increases in revenue have a direct and significant impact on our bottom line. Our customers are increasingly using CyberSource’s innovative payment and risk solutions to help grow their businesses. This reliance on CyberSource is illustrated in our transaction volumes, which reached 99.7 million for the quarter. We are now consistently processing over 1 million transactions per day.

Based on these strong results and the strength across all lines of business we will be raising our financial guidance for the year.”

Operating expenses for the first quarter were $5.5 million as compared to $6.2 million in the same period last year. This was comparable to the $5.5 million of operating expenses in the prior quarter.

Cash, cash equivalents and short-term investments increased by $0.8 million during the quarter to $45.2 million as of March 31, 2004. The Company has no long-term debt.

Selected noteworthy achievements during the quarter

Transaction volume:

•	CyberSource processed 99.7 million transactions in the first quarter of 2004 as compared to 66.1 million processed in the same period last year, an increase of 51% and a company record.

Customer growth:

•	CyberSource signed 432 new customers in the first quarter of 2004 resulting in a total customer count of approximately 4,000. A partial list of these new customers includes Allied Waste Industries, the American Dental Association, Fender Musical Instruments, House of Blues Entertainment, Motorola SPS, the National Journal Group, Stride Rite, and Verizon.

•	Existing customers that added new services or renewed agreements during the quarter include Briggs & Stratton, British Airways, Brown Shoe Co., Columbia House, Google, Nike.com, Panasonic, Reed Business Information, and Yamaha Music Interactive.

Progress on initiatives:

•	CyberSource introduced its Global Payment Suite last year—a comprehensive set of eight services designed to help eCommerce merchants grow online sales in over 140 countries. CyberSource currently has six Global Payment Suite customers live now, five more signed and implementing, and a strong pipeline established for subsequent quarters.

•	Traction in the small business segment is growing. Though early in the rollout, CyberSource already has 26 active resellers, and 22 more signed and preparing to go live.

Operational uptime:

•	During the first quarter 2004 CyberSource maintained its reputation for reliability with operational uptime of 99.98%.

Top customer satisfaction scores:

•	During the first quarter of 2004, CyberSource maintained its reputation for customer satisfaction as 98% of CyberSource customers surveyed said the company had met or exceeded expectations. This figure is derived from an independent survey conducted by the Omega Management Group.

Public call/web cast details

CyberSource will host a public conference call today, April 15, 2004, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the first quarter results and current business developments. The call can be accessed in either of the following ways:

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through April 30, 2004.

Live conference call

Dial 888-542-8515 (U.S. and Canada) 706-634-2163 (International). The call’s ID number is: 4689565.

A taped replay of this call will be available until April 30, 2004. The dial-in numbers for the taped replay are 800-642-1687 (U.S.) 706-645-9291 (Non U.S.). The call’s ID number is 4689565.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center/IVR, and POS environments and manage fraud risk associated with card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes enterprise-wide commerce transaction systems. Approximately 4,000 businesses use CyberSource solutions, including half of the Dow Jones Industrial companies. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) the strength of revenue growth and continued success in new customer acquisition; (2) the power of the Company’s business model and the direct and significant impact of revenue increases on the bottom line; (3) customers increasingly using the Company’s services to help grow their businesses; (4) a strong pipeline of potential customers for the Global Payment Suite; and, (5) traction in the small business segment. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in customer needs, new products and services offerings by the Company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 11, 2004, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

(Tables to follow.)

For more information visit http://www.cybersource.com

Or email to info@cybersource.com or ir@cybersource.com

©2004CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues:
Transaction and support	$6,473	$5,144
Enterprise software	875	941
Professional services	1,128	288

Total revenues	8,476	6,373

Cost of revenues:
Transaction and support	1,875	2,096
Enterprise software	97	132
Professional services	479	187

Total cost of revenues	2,451	2,415

Gross profit	6,025	3,958

Operating expenses:
Product development	1,690	1,871
Sales and marketing	2,488	2,941
General and administrative	1,363	1,391

Total operating expense	5,541	6,203

Income (loss) from operations	484	(2,245)
Loss on investment in joint venture	—	(43)
Interest income, net	165	196

Income (loss) before income taxes	649	(2,092)
Income tax provision	19	—

Net income (loss)	$630	$(2,092)

Basic net income (loss) per share	$0.02	$(0.06)

Diluted net income (loss) per share	$0.02	$(0.06)

Weighted average number of shares used in computing basic net income (loss) per share	33,231	32,769

Weighted average number of shares used in computing diluted net income (loss) per share	35,554	32,769

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2004	December 31, 2003

Assets
Current assets:
Cash, cash equivalents and short-term investments	$45,200	$44,361
Accounts receivable, net	4,965	4,828
Prepaid expenses and other current assets	2,365	3,052

Total current assets	52,530	52,241

Property and equipment, net	2,194	2,195
Other noncurrent assets	371	371

Total assets	$55,095	$54,807

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$249	$500
Other accrued liabilities	7,996	8,279
Deferred revenue	1,806	1,833

Total current liabilities	10,051	10,612

Total stockholders’ equity	45,044	44,195

Total liabilities and stockholders’ equity	$55,095	$54,807